                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            KRAMONT REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                              KRAMONT REALTY TRUST
                       580 WEST GERMANTOWN PIKE, SUITE 200
                         PLYMOUTH MEETING, PA 19462-1305

                                                                  April 23, 2003

Dear Shareholder:

         You are cordially invited to attend the 2003 annual meeting of shareholders, which will be held on Tuesday, June 10, 2003 at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087, at 9:30 a.m. local time.

         Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

         It is important that your common shares of beneficial interest and/or your Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest of Kramont Realty Trust, $.01 par value per share, be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                      /s/ Louis P. Meshon
                                      ------------------------------------------
                                          Louis P. Meshon, Sr.
                                          President and Chief Executive Officer

                              KRAMONT REALTY TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2003

         The annual meeting of shareholders of Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), will be held on Tuesday, June 10, 2003 at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087, at 9:30 a.m. local time, for the following purposes:

         1. To elect two trustees comprising the class of trustees to be elected for a three-year term expiring 2006 and until their successors are duly elected and qualify.

         2. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

         3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

         The Board of Trustees has fixed March 26, 2003 as the record date for determining the holders of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), and holders of the Company's Series B-1 Cumulative Convertible Preferred Shares of beneficial interest, $.01 par value per share (the "B-1 Preferred Shares"), entitled to receive notice of and to vote at the meeting.

         Shareholders are cordially invited to attend this meeting in person.

         The vote of holders of Common Shares and B-1 Preferred Shares is important. Accordingly, you are urged to complete, sign, date and return the accompanying proxy card whether or not you plan to attend the meeting.

                                          By Order of the Board of Trustees

                                      /s/ Mary Gannon
                                      ------------------------------------------
April 23, 2003                            Mary Gannon
Plymouth Meeting, PA                      Secretary

                                 [KRAMONT LOGO]

                              KRAMONT REALTY TRUST
                        580 W. GERMANTOWN PIKE, SUITE 200
                         PLYMOUTH MEETING, PA 19462-1305

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 10, 2003

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), and from the holders of the Company's issued and outstanding Series B-1 Cumulative Convertible Preferred Shares of beneficial interest, $.01 par value per share (the "B-1 Preferred Shares"), to be used at the Annual Meeting of Shareholders to be held on Tuesday, June 10, 2003 at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA, at 9:30 a.m. local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

         The Company acquired its assets through the merger of the businesses of Kranzco Realty Trust ("Kranzco") and CV Reit, Inc. ("CV Reit") into the Company effective June 16, 2000 (the "Merger").

         This Proxy Statement and enclosed form of proxy are being mailed to the shareholders of the Company entitled thereto on or about April 23, 2003.

         At the Annual Meeting, the holders of the Common Shares and the B-1 Preferred Shares will be asked to consider and vote upon the following proposals (the "Proposals"):

         1. The election of two trustees comprising the class of trustees to be elected for a three-year term expiring 2006 and until their successors are duly elected and qualify;

         2. The ratification of the appointment of BDO Seidman, LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003; and

         3.       Such other business as may properly come before the Annual
                  Meeting.

         Only the holders of record of the Common Shares and the B-1 Preferred Shares at the close of business on March 26, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Holders of the B-1 Preferred Shares have the right to vote together with the holders of the Common Shares as a single class on all actions to be taken by the holders of Common Shares. Each Common Share is entitled to one vote on all matters. Each B-1 Preferred Share is entitled to such number of votes as shall equal the number of Common Shares into which a B-1 Preferred Share is convertible on the Record Date, on all matters. As of the Record Date, 23,358,485 Common Shares were outstanding. As of the Record Date, 1,183,240 B-1 Preferred Shares were outstanding, which shares were in the aggregate convertible into 1,670,064 Common Shares.

         The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

         In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on either Proposal, although they will count toward the presence of a quorum.

         The Common Shares and the B-1 Preferred Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business which will come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a properly executed proxy bearing a later date or (b) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL,

UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

         The Amended and Restated Declaration of Trust of the Company provides that the Board shall consist of seven members who hold office until their terms of office expire and, in each case, until their respective successors are duly elected and qualify. The trustees are divided into three classes, consisting of two members (the "Class III Trustees") whose terms will expire at this Annual Meeting, two members (the "Class I Trustees") whose terms will expire at the 2004 annual meeting of shareholders, and three members (the "Class II Trustees") whose terms will expire at the 2005 annual meeting of shareholders.

         Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a trustee, if elected.

         The information below, relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the Annual Meeting, has been furnished to the Company by the respective individuals.

NOMINEES FOR ELECTION AS CLASS III TRUSTEES

H. Irwin Levy, 76, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Levy was a Director and Chairman of the Board of CV Reit from December 1997 to June 2000 when it merged into the Company. Mr. Levy was Chairman of the Board and Chief Executive Officer of CV Reit from 1985 to July 1992. Mr. Levy is Chairman of the Board, Chief Executive Officer and a majority stockholder of Hilcoast Development Corp., which is principally engaged in the ownership and management of recreation facilities at an active adult condominium community in southern Florida. Since 1995, he has served as a director of nStor Technologies, Inc. (manufacturer of information storage and storage area network solutions) (AMEX). He is of counsel to the West Palm Beach law firm of Levy, Kneen, Mariani, Curtin, Kornfeld and del Russo. Mr. Levy is a member of the Board's Executive Compensation Committee. Mr. Levy is a Class III Trustee.

E. Donald Shapiro, 71, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Shapiro was a Trustee of Kranzco from 1994 to June 2000 when it merged into the Company. Mr. Shapiro has been The Joseph Solomon Distinguished Professor of Law at New York Law School since 1983 and is a Dean Emeritus. Mr. Shapiro also serves as a director of the following entities: Loral Space and Communications (formerly Loral Corporation) (satellite communications) (NYSE) since 1973; GHI (health care provider) (not for profit) since 1994; Frequency Electronics (space and communication components) (AMEX) since 1998; and Vasomedical (medial equipment) (NASDAQ) since 1992. Mr. Shapiro is a member of the Board's Audit Committee and Executive Compensation Committee. Mr. Shapiro is a Class III Trustee.

OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

         Louis P. Meshon, Sr., 62, has been Chief Executive Officer, President and a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Meshon was a Director and Chief Executive Officer of CV Reit from 1997 to June 2000 when it merged into the Company. Mr. Meshon was the President of Drexel Realty, Inc., doing business as Montgomery Group Affiliates ("Drexel"), a shopping center developer and manager, from 1974 when he co-founded Drexel, until 1997. In December 1997, companies directly or indirectly owned or controlled by Mr. Meshon and engaged in the development, management and ownership of community based shopping centers and an office building in the aggregate totaling approximately 590,000 square feet, consummated a transaction in which CV Reit acquired ownership of those properties through its subsidiary, Montgomery CV Realty L.P. Mr. Meshon is a member of NAREIT, the International Council of Shopping Centers and the Real Estate Advisory Board of the Wharton School of the University of Pennsylvania. Mr. Meshon is a Class II Trustee.

         Milton S. Schneider, 53, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Schneider was a Director of CV Reit from December 1997 to June 2000 when it merged into the Company. Since 1995, Mr. Schneider has been Chief Executive Officer of The Glenville Group, which is involved in the development, ownership and management of commercial and residential properties. Since June 1995, Mr. Schneider has also been Chairman of Togar Property Company, an apartment development company located in Plymouth Meeting, Pennsylvania. In addition, since June 1994, Mr. Schneider has been Vice Chairman of Parkland Management Company, a financial services company, and since October 1994, he has been Vice Chairman of Horvitz Newspapers, Inc. Mr. Schneider is a member of the Board's Audit Committee. Mr. Schneider is a Class II Trustee.

         Alan L. Shulman, 70, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Shulman was a Director of CV Reit from 1985 to June 2000 when it merged into the Company, and he served as Chairman of the Board of CV Reit from August 1992 until May 1996. Mr. Shulman is a private investor and was previously a general partner of Unitel Associates, Ltd., a Florida limited partnership engaged in the ownership and operation of Holiday Inn motel properties, for more than twenty years until its dissolution in 1987. Mr. Shulman was one of the founding directors of Island National Bank, Palm Beach, Florida in 1988 and served on its board until the bank was sold in 1998. From December 1997 until November 2000, when the company was sold, Mr. Shulman served as a director of Engle Homes (real estate development) (NASDAQ). Mr. Shulman is a member of the Board's Executive Compensation Committee and Audit Committee. Mr. Shulman is a Class II Trustee.

         Norman M. Kranzdorf, 72, has been Chairman of the Board of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Kranzdorf founded Kranzco and served as its President and Chief Executive Officer and as a Trustee until June 2000 when it merged into the Company. Mr. Kranzdorf was the President of Kranzco Realty, Inc., a general commercial real estate management and brokerage company, from 1979, when he founded Kranzco Realty, Inc., to 1992. He served as President of Amterre Development Inc. from 1972 to 1981. Amterre, the successor to Food Fair Properties, Inc., owned and operated over 50 shopping centers, as well as other single-tenant retail properties, on the Eastern seaboard. Mr. Kranzdorf was also an officer and director of Kranzco Management, Inc., a general commercial real estate manager and brokerage company and a wholly owned subsidiary of Kranzco Realty, Inc. from 1980, when it was founded, to 1992. He is a member of NAREIT and the International Council of Shopping Centers. Mr. Kranzdorf is a director of New America International, Inc. (real estate) and a member of the Real Estate Advisory Board of the Wharton School of the University of Pennsylvania. Mr. Kranzdorf also previously served as a member of the Board of Governors of NAREIT and as a trustee of the International Council of Shopping Centers. Mr. Kranzdorf is a Class I Trustee.

         Bernard J. Korman, 71, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Korman was a Trustee of Kranzco from 1997 to June 2000 when it merged into the Company. Mr. Korman is Chairman of Philadelphia Health Care Trust, a non-profit organization, and NutraMax Products, Inc. (NASDAQ), a consumer healthcare products company. Mr. Korman served as President and Chief Executive Officer of MEDIQ Incorporated (healthcare services) (AMEX) from 1982 to 1995, and as Chairman of PCI Services, Inc. from 1992 to 1996. Mr. Korman currently is a director of The Pep Boys, Inc. (auto supplies) (NYSE), The New America High Income Fund (financial services) (NYSE), and Omega Healthcare Investors, Inc. (a healthcare REIT) (NYSE). Mr. Korman is a member of the Board's Audit Committee. Mr. Korman is a Class I Trustee.

BOARD OF TRUSTEES' MEETINGS

         During the Company's fiscal year ended December 31, 2002, the Board held four regular meetings. All trustees attended at least 75% of all meetings of the Board and the committees thereof on which they served during the fiscal year ended December 31, 2002.

BOARD COMMITTEES

         The Board has an Audit Committee and an Executive Compensation Committee ("Administrators"), which administers the Company's 1992 Employee Share Option Plan (the "Employee Plan"), the 1992 Trustee Share Option Plan (the "Trustee Plan"), the Montgomery CV Trust Executive Stock Option Plan (the "CV Plan"), the Drexel Realty, Inc. 1997 Stock Option Plan (the "Drexel Plan"), the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan (the "Director Plan" and together with the Employee Plan, the Trustee Plan, the CV Plan and the Drexel Plan, the "Option Plans"), the Company's 1995 Incentive Plan (the "1995 Incentive Plan") and the Company's 2000 Incentive Plan (the "2000 Incentive Plan"). The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of a nominating committee.

         The Audit Committee acts pursuant to the Audit Committee Charter. The Audit Committee is composed of Messrs. Korman, Schneider, Shapiro and Shulman. Each of the members of the Audit Committee qualifies as an "independent" trustee under the current listing standards of the New York Stock Exchange. Mr. Korman is an "audit committee financial expert" as defined under the applicable Securities and Exchange Commission rules. The functions of the Audit Committee are described in the Audit Committee Charter and also include determining the compatibility of non-audit services of the Company's public accountants, if any, with the independence of the public accountants. The Audit Committee met four times during the fiscal year ended December 31, 2002.

         The Executive Compensation Committee was established on June 19, 2000 and is composed of Messrs. Levy, Shapiro and Shulman. The function of the Executive Compensation Committee is to review and make recommendations to the Board regarding compensation for the Company's executive officers. In addition, the Executive Compensation Committee is to determine awards granted pursuant to the various option and incentive plans to employees, trustees, advisors and consultants which align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for performance. No member of the Executive Compensation Committee is an employee of the Company. The Executive Compensation Committee met once during the fiscal year ended December 31, 2002.

TRUSTEES' COMPENSATION

         Each non-employee trustee of the Company receives an annual fee of $18,000 and a fee of $1,000 for each Board of Trustees meeting attended, and each trustee is entitled to $500 for each separate committee meeting attended, except effective December 11, 2002, each member of the Audit Committee is entitled to $1,000 for each Audit Committee meeting attended. In addition, on June 19, 2000 the Board has approved the annual issuance to each non-employee trustee of options to purchase 5,000 Common Shares. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company. On June 11, 2002, Messrs. Korman, Levy, Schneider, Shapiro and Shulman were each issued 5,000 options by the Company. Louis P. Meshon, Sr.'s and Norman M. Kranzdorf's employment agreements are described below in the section entitled "Executive Compensation."

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. LEVY AND SHAPIRO TO SERVE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.
--------------------------------------------------------------------------------

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed BDO Seidman, LLP as independent auditor for the Company for the year ended December 31, 2003. BDO Seidman, LLP acted as independent auditor for the Company for the year ended December 31, 2002. A proposal to ratify the appointment of BDO Seidman, LLP as independent auditor for the year ended December 31, 2003 is being presented to the shareholders at the Annual Meeting. A representative of BDO Seidman, LLP is expected to be present at the meeting and available to respond to appropriate questions and will be given an opportunity to make a statement.

         During the fiscal year ended December 31, 2002, BDO Seidman, LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

         (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q: $133,500.

         (b)      Financial Information System Design and Implementation Fees:
There were no additional fees billed for services rendered by BDO Seidman, LLP relating to financial information systems design and implementation for the year ended December 31, 2002.

         (c) All Other Fees: The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company, primarily related to SEC compliance reviews and consulting for the fiscal year ended December 31, 2002: $28,500.

         The Audit Committee has considered whether the provision of services covered in (c) above are compatible with maintaining the independence of BDO Seidman, LLP.

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

         The following is provided with respect to the executive officers of the Company. None of the executive officers of the Company are related to each other. Executive officers are elected by and serve at the discretion of the President, except the President and Chief Executive Officer, who serves at the discretion of the Board.

         Louis P. Meshon, Sr., 62, Chief Executive Officer and President. Biographical information regarding Mr. Meshon is set forth under "Proposal I - Election of Trustees."

         George S. Demuth, 46, has been Executive Vice President and Chief Operating Officer of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Demuth was the Director of Leasing of Kranzco from 1997 to June 2000 when it merged into the Company. From 1995 to 1997, Mr. Demuth was the Director of Real Estate at Kimco Realty Corporation. From 1994 to 1995, Mr. Demuth was managing director of LRA Realty Advisors, Inc. Mr. Demuth has been engaged in the shopping center industry since 1981, holding both executive and officer positions in leasing, acquisition, management and redevelopment capacities. Mr. Demuth has been associated with Dusco Property Management (Lend Lease Corporation), Cadillac Fairview Corporation and the Kravco Companies. From 1978 to 1981, Mr. Demuth was engaged in the appraisal, development, acquisition and disposition of commercial real estate with the Penn Central Corporation, the Southland Corporation and the Beal Companies. Mr. Demuth is a member of the International Council of Shopping Centers and the Urban Land Institute.

         Carl E. Kraus, 55, has been the Senior Vice President, Chief Financial and Investment Officer and Treasurer of the Company since April 1, 2002. Mr. Kraus had been the Chief Financial Officer of Philips International Realty Corp. (NYSE: PHR) from 1999 to 2002, and he was Senior Vice President - Northeast Region of Hearthstone Advisors from 1997 to 1998. From 1992 to 1996, Mr. Kraus served as Managing Director of the Brandywine Group. Mr. Kraus served in executive positions of the Radnor Corporation, a commercial real estate company, from 1976 to 1992, where he held the positions of controller, Vice President and Chief Financial Officer, Executive Vice President and Chief Financial Officer and President from 1983 to 1992.

         Etta M. Strehle, 47, has been the Senior Vice President and Chief Accounting Officer of the Company since April 1, 2002. Ms. Strehle was the Chief Financial Officer, Treasurer and Financial Vice President of the Company from the time of the Merger in June 2000, when the Company commenced business operations, until March 31, 2002. Ms. Strehle was Chief Financial Officer of Montgomery CV Realty Trust, a subsidiary of CV Reit from February 1999 to June 2000, and from December 1997 to February 1999, Ms. Strehle was the Controller of Drexel Realty, Inc., in which CV Reit owned an indirect 95% economic interest. Prior to joining CV Reit in 1997, Ms. Strehle was employed by Drexel Realty, Inc., then doing business as Montgomery Group Affiliates, for 5 years, principally as Controller. Previously thereto, she was employed by Kravco Company for 16 years. Ms. Strehle is a member of the International Council of Shopping Centers.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Louis P. Meshon, Sr., the Company's President and Chief Executive Officer, George S. Demuth, the Company's Executive Vice President and Chief Operating Officer, Carl E. Kraus, the Company's Senior Vice President, Chief Financial and Investment Officer and Treasurer, and Etta M. Strehle, the Company's Senior Vice President and Chief Accounting Officer (collectively, the "Named Executives"), during the fiscal year ended December 31, 2002. The amount set forth in the table includes, for informational purposes, the compensation paid to the Named Executives for the fiscal year ended December 31, 2002 and the fiscal year ended December 31, 2001 and by Kranzco and CV Reit in 2000 prior to the Merger. Other than the Named Executives, no executive officer of the Company earned a total salary and bonus exceeding $100,000 during the fiscal year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation
     Name and                                 -------------------               Other Annual
Principal Position                  Year            Salary         Bonus        Compensation
------------------                  ----          ---------      ---------      ------------
Louis P. Meshon, Sr.                2002          $ 325,000      $  30,000(1)       (2)
President and Chief                 2001          $ 325,000      $ 200,000(1)       (2)
Executive Officer                   2000          $ 305,769      $ 170,000(1)       (2)

George S. Demuth(3)                 2002          $ 195,846      $  51,700          (2)
Executive Vice President            2001          $ 188,635      $  75,000          (2)
and Chief Operating Officer         2000          $ 156,443      $  13,500          (2)

Carl E. Kraus (4)                   2002          $ 142,404      $       0          (2)
Senior Vice President,
Chief Financial and Investment
Officer and Treasurer

Etta M. Strehle (5)                 2002          $ 152,404      $  62,500          (2)
Senior Vice President and           2001          $ 150,000      $  49,000          (2)
Chief Accounting Officer            2000          $ 137,019      $  35,385(6)       (2)

                                                          Long-Term Compensation
                                                          ----------------------
    Name and                                      Restricted             Securities Underlying    All Other
Principal Position                  Year          Shares ($)                Options/SAR's        Compensation
------------------                  ----          ----------                -------------        ------------
Louis P. Meshon, Sr.(7)             2002          $       0                       0             $ 33,327(8)(9)
President and Chief                 2001          $       0                       0             $ 30,800(8)(9)
Executive Officer                   2000          $       0                       0             $ 19,312(8)(9)

George S. Demuth(3)                 2002          $ 125,000(10)                   0             $  5,000(8)
Executive Vice President            2001          $ 153,588(10)                   0             $  3,400(8)
and Chief Operating Officer         2000          $       0                       0             $      0

Carl E. Kraus (4)                   2002          $ 135,500(10)                   0             $  3,308(4)(8)
Senior Vice President,
Chief Financial and Investment
Officer and Treasurer

Etta M. Strehle (5)                 2002          $  30,000(10)                   0             $  5,000(8)
Senior Vice President and           2001          $  30,718(10)                   0             $  3,400(8)
Chief Accounting Officer            2000          $       0                       0             $  2,673(8)

(1) Performance bonus paid pursuant to Mr. Meshon's employment agreement. Amount attributable to 2002 is expected to be paid in March 2003, amount attributable to 2001 was paid in April 2002, and amount attributable to 2000 was paid in April 2001.

(2) Excludes certain personal benefits, the total value of which is less than the lesser of $50,000 or 10% of the total annual salary and bonus paid or accrued by the Company for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000.

(3) Prior to the Merger, Mr. Demuth was employed as Director of Leasing by Kranzco and was not an executive officer of Kranzco.

(4)      Mr. Kraus commenced employment with the Company on April 1, 2002.

(5) During the first quarter of 2002, Ms. Strehle was Chief Financial Officer, Financial Vice President and Treasurer of the Company. On April 1, 2002, Ms. Strehle was elected a Senior Vice President and Chief Accounting Officer.

(6)      Includes $22,400 that was allocated to Drexel in 2000.

(7) The Company also sold 75,000 restricted Common Shares to Mr. Meshon in accordance with his employment agreement, at the fair market value on the day of the sale of $10.16 per share. Mr. Meshon executed a promissory note for $762,000 in payment for the restricted shares, which will terminate upon the earlier of the satisfaction of certain conditions set forth in the note or upon the fifth anniversary of his employment, and thereafter, Mr. Meshon will have no obligations under the promissory note. Mr. Meshon is entitled to receive dividends on these shares.

(8) Includes contributions made by the Company to the account of the Named Executive under a 401(k) retirement plan.

(9) Includes the premium paid by the Company for a term life insurance policy in the face amount of $10,000,000 through November 27, 2002. The Company and Mr. Meshon's spouse were each designated as beneficiaries in the amount of 50% upon the death of Mr. Meshon. Effective November 28, 2002, the policy amount was decreased to $5,000,000 and Mr. Meshon's spouse became the sole beneficiary.

(10) Restricted shares were awarded pursuant to the 2000 Incentive Plan. On April 1, 2002, Mr. Kraus received a grant of 10,000 shares valued at $13.55 per share. The shares vest as follows: one-third vest on April 1, 2002, one-third vest on March 31, 2003 and one-third vest on March 31, 2004. Mr. Demuth and Ms. Strehle received grants of 7,937 and 1,905 shares respectively, valued at $15.75 per share as of July 1, 2002, the date of the grant. The shares vest as follows: one-third vest on July 1, 2002, one-third vest on

         July 1, 2003 and one-third vest on July 1, 2004. In 2001, Mr. Demuth and Ms. Strehle received grants of 11,765 and 2,353 shares respectively, valued at $13.055 per share as of September 1, 2001, the date of the grant. With respect to the 2001 grants, the shares vest as follows: one-third vest on September 1, 2001, one-third vest on July 1, 2002 and one-third vest on July 1, 2003. Prior to vesting, the shares are subject to a risk of forfeiture in the event of termination of employment (other than a change in control of the Company), and are restricted as to transfer. Messrs. Demuth and Kraus and Ms. Strehle have the right to vote and receive dividends on the shares.

The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2002 to the Named Executives by the Company. The Company did not grant any share appreciation rights during 2002.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                       Number of            Percent of Total
                      Securities             Options/SARS
                      Underlying              Granted to
                      Options/SARS           Employees in        Exercise or   Expiration      Grant Date
Name                  Granted (A)             Fiscal Year        Base Price       Date      Present Value(B)
----                  ------------          ----------------     -----------   ----------   ----------------
Carl E. Kraus           25,000                    22%              $13.55        3/31/12          $40,750

(A) Options granted to Mr. Kraus in the fiscal year ended December 31, 2002 vest and become exercisable equally over a three-year period.

(B) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realizable by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividend yields. The assumptions used in the model were expected volatility of 30%, risk free interest rate of 4.53%, dividend yield of 8.70% and expected exercise time of ten years after the date of the grant.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                      END AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives. The fair market value on December 31, 2002 of the Common Shares underlying the options was $14.65 per Common Share.

                                                       Number of Securities
                                                      Underlying Unexercised        Value of Unexercised
                        Shares                           Options Held at            In-The-Money Options
                      Acquired On       Value           December 31, 2002           at December 31, 2002
Name                  Exercise (#)    Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable
----                  ------------    ------------   -------------------------    -------------------------
Louis P. Meshon, Sr.    5,000          $ 8,463         145,000              0      $  139,490      $      0
George S. Demuth            0                0           9,500          3,000      $    8,980      $ 13,470
Carl E. Kraus               0                0               0         25,000      $        0      $ 27,500
Etta M. Strehle           700          $ 3,633          10,000          2,100      $    9,620      $  9,429

The value of unexercised in-the-money options disclosed is based upon the fair market value of the Common Shares underlying the options less the exercise of price of the options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised.

OPTION PLANS AND INCENTIVE PLANS

         In connection with the Merger, all outstanding options under the Option Plans and the 1995 Incentive Plan were assumed by the Company. Each such assumed option is exercisable upon the same terms and conditions as were applicable to such option prior to the Merger. Since the Merger, no stock options have been granted under the Option Plans or the 1995 Incentive Plan.

         The purpose of the Option Plans and the Incentive Plans is to align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for their performance. Awards to trustees, executive officers, key employees and other individuals under the plans may take the form of options to purchase Common Shares, including corresponding share appreciation rights and reload options, and in the case of employees, restricted share awards and share purchase awards. Additionally, awards under the Incentive Plans may be granted in combination with other awards, including options granted under the Option Plans.

TRUSTEE PLAN AND EMPLOYEE PLAN

         Prior to Kranzco's initial public offering in November 1992, the Trustee Plan and Employee Plan were adopted by the board of trustees of Kranzco and all of the then current shareholders of Kranzco. The Trustee Plan and Employee Plan provide for the grant of options to purchase Common Shares to trustees of the Company or trustees or directors of any of the Company's subsidiaries or affiliates, or to key employees of the Company, or any of its subsidiaries or affiliates, as the Administrators of the Trustee Plan and Employee Plan shall select from time to time. The Trustee Plan and Employee Plan provide for the grant of a maximum of 700,000 Common Shares under the Trustee Plan and 300,000 Common Shares under the Employee Plan, and permit the granting of share options to employees which are either Incentive Options or Non-Qualified Options. As of December 31, 2002 options to purchase 32,000 Common Shares were outstanding under the Trustee Plan, all of which were exercisable as of December 31, 2002. As of December 31, 2002 there were no Common Shares outstanding under the Employee Plan. During the fiscal year ended December 31, 2002, no options were issued from the Trustee Plan or the Employee Plan.

1995 INCENTIVE PLAN

         The 1995 Incentive Plan was approved by the shareholders of Kranzco at Kranzco's 1995 annual meeting of shareholders held in June 1995. All employees, trustees, and other key individuals are currently eligible to participate in the 1995 Incentive Plan subject to certain restrictions. The maximum number of Common Shares that may be the subject of awards under the 1995 Incentive Plan is 1,000,000 Common Shares. The 1995 Incentive Plan provides that in any given year, the maximum number of Common Shares with respect to which options or share appreciation rights may be granted to any employee is 100,000 Common Shares. As of December 31, 2002, options to purchase 26,250 Common Shares were outstanding under the 1995 Incentive Plan. During the fiscal year ended December 31, 2002, no options were issued from the 1995 Incentive Plan.

MONTGOMERY CV TRUST EXECUTIVE STOCK OPTION PLAN

         The Montgomery CV Trust Executive Stock Option Plan was adopted by CV Reit on December 31, 1997. The CV Plan provides for the issuance to executives of options to purchase a maximum of 150,000 Common Shares, all of which were issued to Mr. Meshon on December 31, 1997. The options became exercisable in equal annual installments of 30,000 shares, commencing on December 31, 1998. Unexercisable options are subject to forfeiture under certain conditions. As of December 31, 2002, options to purchase 145,000 Common Shares were outstanding under the CV Plan.

DREXEL REALTY, INC. 1997 STOCK OPTION PLAN

         The Drexel Realty, Inc. 1997 Stock Option Plan was adopted by CV Reit on December 31, 1997. The Drexel Plan provides for the issuance to executives and employees of options to purchase a maximum of 400,000 Common Shares. As of December 31, 2002, options to purchase 78,500 Common Shares were outstanding under the Drexel Plan.

CV REIT, INC. NON-EMPLOYEE DIRECTOR 1998 STOCK OPTION PLAN

         The CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan was adopted by CV Reit on December 31, 1997. The Director Plan provides for the issuance to executives of options to purchase a maximum of 150,000 Common Shares. As of December 31, 2002, options to purchase 15,000 Common Shares were outstanding under the Director Plan.

2000 INCENTIVE PLAN

         The 2000 Incentive Plan was approved by the shareholders of Kranzco and CV Reit at special meetings of shareholders held in June 2000 by Kranzco and CV Reit, respectively. All employees, trustees and other key individuals are currently eligible to participate in the 2000 Incentive Plan, subject to certain restrictions. The maximum number of Common Shares that may be the subject of awards under the 2000 Incentive Plan is 1,000,000 Common Shares. The 2000 Incentive Plan provides that, in any given year, the maximum number of Common Shares with respect to which options or share appreciation rights may be granted to any employee is 100,000 Common Shares. As of December 31, 2002, options to purchase 166,000 Common

Shares were outstanding under the 2000 Incentive Plan. During the fiscal year ended December 31, 2002, 5,000 options each were issued to Messrs. Korman, Levy, Schneider, Shapiro and Shulman pursuant to the 2000 Incentive Plan. Also, during the fiscal year ended December 31, 2002, 25,000 options were issued to Mr. Kraus, 60,000 options were issued to Mr. Kranzdorf and 1,500 options were issued to other employees.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         Executive compensation is paid by the Company in cash or through grants of awards under the Option Plans or the Incentive Plans. All final decisions regarding the cash component of executive compensation are made by the Board which, in making such determinations, takes into consideration any recommendations of the Executive Compensation Committee as well as the matters considered by and the philosophy applied by such committee, as set forth below. All final decisions regarding grants of awards under the Option Plans and Incentive Plans are made by the Board and/or its Executive Compensation Committee. In making its recommendations to the Board, the Executive Compensation Committee reviews the Company's compensation plans, programs and policies and monitors the performance and compensation of its executive officers. The Executive Compensation Committee is expected to review the compensation for comparable positions at other real estate investment trusts ("REITs") in the comparison peer group in evaluating the Company's compensation plans, programs and policies.

         The key elements of the Company's executive compensation package are base salary, annual bonus and equity-based incentives. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company during the fiscal year ended December 31, 2002, are discussed below.

Base Salaries

         Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talents, including a comparison to base salaries for comparable positions at other REITs in the comparison peer group. The base salaries currently are intended to be fixed at the average level of the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other REITs in the comparison peer group. Annual salary adjustments are determined based on an evaluation of executive officers' responsibilities and performance, as well as a review of the amount of base salaries paid to executive officers with comparable qualifications, experience and responsibilities by other REITs with businesses comparable in the Company's shopping center business and the performance of the Company and other market factors.

Annual Bonus

         The Executive Compensation Committee, in determining the aggregate amount of annual bonuses, is expected to review the performance of the Company and, if appropriate, the Common

Shares during such fiscal year. The President of the Company, in determining the amount of annual bonuses, if any, to be paid to executive officers, is expected to review the non-financial performance measures, such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Company, as well as such other matters as the Executive Compensation Committee may deem appropriate.

Long-Term Incentives

         Long-term incentives are designed to align the interests of the Company's employees, trustees and other key individuals with those of the Company's shareholders. In awarding options and share appreciation rights under the Incentive Plans to the Company's employees, trustees and other key individuals, and making grants of restricted Common Shares, consideration is given to the number of options previously granted to them and whether any long-term incentives have previously been awarded.

         Share options and related share appreciation rights are generally granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest and become exercisable over a period of years based upon continued employment. This is intended to promote shareholder value over the long term, since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

         Grants of restricted Common Shares to executive officers may also form a part of the Company's long-term incentive package. Typically, some portion of such grants would vest annually over a period of several years, so long as the executive officer remains employed by the Company. In making grants of restricted Common Shares, the Executive Compensation Committee would consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

         Another component of the Company's long-term incentive package in the past has been making loans to employees for the purchase of Common Shares in connection with a share purchase award under the Incentive Plans. During the fiscal year ended December 31, 2002, no such loans were extended and the Company does not intend to extend loans to trustees and employees for the purchase of Common Shares in future years.

         The Board and the Executive Compensation Committee believe that share options, share appreciation rights and grants of restricted shares promote loyalty to the Company and encourage recipients to coordinate their interests with those of the shareholders. The Executive Compensation Committee may consider additional types of long-term incentives in the future.

Compensation of Chief Executive Officer

         Mr. Meshon's compensation arrangement was established under an employment agreement dated as of June 16, 2000 (the "Meshon Employment Agreement"). The Meshon Employment Agreement commenced on June 16, 2000 and is for a term of five years and continues for successive one-year periods thereafter unless otherwise terminated as provided in the Meshon Employment Agreement.

Base Compensation

         The Meshon Employment Agreement provides for annual base compensation of $325,000. The Board may, in its sole discretion, increase Mr. Meshon's base salary or other compensation.

Bonus

         The Meshon Employment Agreement provides for an annual performance bonus, determined by the Company and reviewed by the Company's independent auditors, within 100 days of the end of the calendar year. The performance bonus is calculated as follows:

Funds From Operations
      Per Share                             Bonus ($)
---------------------                       ---------
    < $1.30                       0
 $1.30 to $1.49            $200,000 - $10,000 for each cent < $1.50
 $1.50 to $1.60            $200,000
 $1.61 to $1.80            $200,000 + $10,000 for each cent > $1.60
    > $1.80                $400,000 + $ 5,000 for each cent > $1.80

Equity-Based Compensation

         The Meshon Employment Agreement further provides for the Company to sell Mr. Meshon 75,000 restricted Common Shares of beneficial interest at a price equal to their fair market value evidenced by a full recourse promissory note that matures after 5 years. The note and the collateral therefor, consisting of the restricted Common Shares and Mr. Meshon's obligations under the note, will terminate on the earliest to occur of: (i) its full satisfaction,
(ii) its fifth anniversary (if Mr. Meshon is still employed by the Company) or
(iii) the termination of Mr. Meshon's employment following a change of control or the termination of the employment of Mr. Meshon without cause or by Mr. Meshon for good reason or because of Mr. Meshon's death or disability. The Company will pay an amount equal to any taxes payable by him, on a full gross-up basis, at the time his obligations under the note terminate.

Severance Payment

         The Meshon Employment Agreement further provides that if Mr. Meshon's employment is terminated due to a change of control, he is entitled to a payment of the greater of (i) the sum of all compensation due to Mr. Meshon during the balance of his term of employment, assuming that annual bonuses payable to him during the period equal the average of the annual bonuses paid to him under the employment agreement prior to the end of his employment or (ii) 199% of his annual salary and bonuses for the year prior to his termination.

Compensation of Chairman of the Board

         Mr. Kranzdorf's compensation arrangement was established under an employment agreement dated as of June 16, 2000 (the "Kranzdorf Employment Agreement"). The Kranzdorf Employment Agreement commenced on June 16, 2000 and is for a term of five years.

Base Compensation and Severance Payment

         The Kranzdorf Employment Agreement provides for annual compensation in the amount of $350,000 for the first three years and $175,000 for the last two years. The Board may, in its sole discretion, increase Mr. Kranzdorf's base salary or other compensation. The Kranzdorf Employment Agreement provides for a severance payment in case of a change of control in the amount of $1,040,000 if it occurs prior to the end of the third year and $520,000 if after the third year. The Company will also pay taxes payable by Mr. Kranzdorf under section 4999 of the Internal Revenue Code of 1986, as amended, with respect to any "excess parachute payment" within the meaning of the Internal Revenue Code.

Compensation of Other Officers

         The Company entered into a three-year employment agreement effective July 1, 2001 with Mr. Demuth. The employment agreement provides for annual base compensation in the amount of $192,000, to be reviewed periodically, but not less than annually, and which may be increased at the discretion of the Company. Effective July 1, 2002, Mr. Demuth's agreement was amended to provide for an increase in annual base compensation to $200,000. Mr. Demuth's employment agreement provides for an annual bonus based on certain criteria set forth in the agreement. Mr. Demuth's agreement provides that in the event of a change of control, he is entitled to a payment in the amount of two times the annual base salary plus all accrued but unpaid bonus and extraordinary other awards. Mr. Demuth's agreement also provides that if Mr. Demuth is terminated by the Company without cause, or if he terminates his employment for good reason as set forth in the agreement, the Company will pay him 1) the base salary then in effect for a period of twelve months and all accrued and unpaid bonus and other awards owing as of the termination date and 2) an amount equal to the annual bonus compensation he received during the fiscal year immediately prior to his termination, but not to exceed $100,000. Effective July 1, 2002, subject to the employment agreement and a restricted share award agreement, Mr. Demuth received a grant of 7,937 restricted shares (see Summary Compensation Table).

         The Company also entered into a fifteen-month employment agreement effective April 1, 2002 with Mr. Kraus. The employment agreement provides for annual base compensation in the amount of $185,000, to be reviewed periodically, but not less than annually, which may be increased at the discretion of the Company. Effective July 1, 2002, Mr. Kraus's contract was amended to provide for an increase in annual base compensation to $200,000. Mr. Kraus's employment agreement provides that he may be eligible for an annual bonus in an amount equal to $100,000 to $200,000 pursuant to certain criteria set forth in his agreement. Mr. Kraus's contract provides that in the event of a change of control, Mr. Kraus is entitled to a payment in the amount of two times the annual base salary and the bonus then in effect, based upon a look-back to the amount paid or earned for the four quarters immediately preceding termination. Mr. Kraus's employment agreement also provides that if prior to expiration of the term of employment, Mr. Kraus is terminated by the Company without cause, or if he terminates his employment for good reason as set forth in the agreement, the Company will pay him the base salary and bonus then in effect, based upon a look-back to the amount paid or earned for the four quarters immediately preceding termination, for a period of twelve months beginning on the date of termination, and all accrued and unpaid bonus and other awards. Effective April 1, 2002, subject to the employment agreement and a restricted share award agreement, Mr. Kraus received a grant of 10,000 restricted shares (see Summary Compensation Table).

         The Company entered into a one-year employment agreement effective July 1, 2002 with Ms. Strehle. The employment agreement provides for annual base compensation in the amount of $155,000. Ms. Strehle's contract provides that in the event of a change of control, she is entitled to a payment in the amount of the annual base salary plus all accrued but unpaid bonus and other awards. Ms. Strehle's employment agreement also provides that if prior to expiration of the term of employment, Ms. Strehle is terminated by the Company without cause, or if Ms. Strehle terminates employment for good reason as set forth in the agreement, the Company will pay her the base salary then in effect, for a period of twelve months beginning on the date of termination, and all accrued and unpaid bonus and other awards. Effective July 1, 2002, subject to the employment agreement and a restricted share award agreement, Ms. Strehle received a grant of 1,905 restricted shares (see Summary Compensation Table).

         In addition, the Company entered into one-year employment agreements with eight other employees, which also provide for severance payments in the event of a change in control.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

         It is the responsibility of the Executive Compensation Committee to address the issues raised by the provisions in the tax laws, which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Executive Compensation Committee is responsible for considering whether any actions with respect to this limit should be taken by the Company. No executive officer of the Company received any such compensation in excess of this limit during 2002. The Incentive Plans have been designed in a manner to allow certain grants of options and share appreciation rights to be treated as performance based and, therefore, not subject to the $1,000,000 limitation. The Executive Compensation Committee is expected to continue to monitor the $1,000,000 limitation and is expected to make necessary recommendations if it is warranted in the future.

Conclusion

         The Board's and the Executive Compensation Committee's goal is to enhance the profitability of the Company and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the

Executive Compensation Committee and the Board have sought, and will continue to seek, to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives, to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives, and thereby, tie long-term compensation to increases in shareholder value.

         To permit ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee intends to conduct a periodic review of the Company's executive compensation program (subject to limitations set forth in existing employment agreements).

         In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits. In this regard, it should be noted that the Company currently has a 401(k) retirement plan which covers substantially all officers and employees of the Company. The plan permits participants to defer up to 15% of total compensation, subject to IRS limitations, which deferrals may, in the Company's sole discretion, be matched by the Company in an amount equal to 50% of the first 5% of the employee's compensation. Under the terms of the 401(k) plan, the Company may also, in its sole discretion, make additional profit sharing contributions to such plan. For the year 2002, the Company made total contributions of $150,993 to the 401(k) plan.

         Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

         The foregoing is furnished by the Board and the Executive Compensation Committee.

March 31, 2003

                                Bernard J. Korman
                               Norman M. Kranzdorf
                                  H. Irwin Levy
                              Louis P. Meshon, Sr.
                               Milton S. Schneider
                                E. Donald Shapiro
                                 Alan L. Shulman

                             AUDIT COMMITTEE REPORT

         The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with management; (ii) discussed with BDO Seidman, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (such as the quality of the Company's accounting principles and internal controls); and (iii) received written disclosures and a letter from BDO Seidman, LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1, and discussed with BDO Seidman, LLP the independence of that firm. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the Company's fiscal year ended December 31, 2002. The Board of Trustees has determined that the members of the Audit Committee are independent of the Company and otherwise comply with New York Stock Exchange requirements.

                  The foregoing is furnished by the Audit Committee.

March 31, 2003

                                Bernard J. Korman
                               Milton S. Schneider
                                E. Donald Shapiro
                                 Alan L. Shulman

                          SHARE PRICE PERFORMANCE GRAPH

         The following graphs and tables on pages 22 and 23 compare the cumulative total shareholder returns with the cumulative total returns on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index ("REIT Industry Index") over the same period. The first graph and table reflects CV Reit returns prior to the Merger and the Company's returns after the Merger. The second graph and table reflect Kranzco returns prior to the Merger and the Company's returns after the Merger. Total return values for the S&P 500, the REIT Industry Index and the Common Shares of the Company, and the common shares of CV Reit and Kranzco, as appropriate, were calculated based on cumulative total return, assuming the investment of $100 in the S&P 500, in the REIT Industry Index, and in the common shares of CV Reit and Kranzco, as appropriate, on December 31, 1997, and assuming reinvestment of dividends. The indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Shares.

PERFORMANCE GRAPH FOR KRAMONT REALTY TRUST (CV REIT PRIOR TO JUNE 16, 2000)

                                      12/31/97   12/31/98    12/31/99   12/31/00   12/31/01   12/31/02
                                      --------   --------    --------   --------   --------   --------
Kramont  Realty Trust/CV Reit         100.0000   100.1495     78.7689    89.2499   163.2616   180.4221
S & P 500 Index                       100.0000   128.5800    155.6300   141.4600   125.6500    97.1000
REIT Industry Index                   100.0000    82.5000     78.6900    99.4300   113.2900   117.6100

1. The REIT Industry Index is maintained by the National Association of Real Estate Investment Trusts.

PERFORMANCE GRAPH FOR KRAMONT REALTY TRUST (KRANZCO PRIOR TO JUNE 16, 2000)

                                      12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                      --------   --------   --------   --------   --------   --------
Kramont  Realty Trust/Kranzco         100.0000     86.7495    58.9089    68.7008  125.6812   138.9128
S & P 500 Index                       100.0000    128.5800   155.6300   141.4600  124.6500    97.1000
REIT Industry Index                   100.0000     82.5000    78.6900    99.4300  113.2900   117.6100

1. The REIT Industry Index is maintained by the National Association of Real Estate Investment Trusts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

H. Irwin Levy/Hilcoast

         In 1981, CV Reit sold the recreation facilities at the Century Village in Boca Raton to Mr. Levy for $18 million, subject to a lease to a corporation currently owned by Mr. Levy. (The annual net rental to Mr. Levy on that lease is $2.2 million.) At closing, Mr. Levy issued a 30-year non-recourse promissory note to CV Reit in the principal amount of $12.5 million which bears interest at 13.25% per annum. At December 31, 2002, the outstanding balance on this note was $9.0 million. During 2002, the Company recognized $1.2 million in interest income on this note.

         Since 1990, companies owned by Mr. Levy and/or certain members of his family have leased, managed and operated the recreation facilities at the Century Villages in West Palm Beach, Deerfield Beach and Boca Raton, which are collateral for certain notes held by the Company with an outstanding balance of $33.3 million (including the $9.0 million discussed above) at December 31, 2002.

During 2002, the Company leased approximately 4,600 square feet of office space to those companies and other companies controlled by Mr. Levy on a month-to-month basis and received approximately $55,000 for payment of rent, utilities and operating expenses.

Louis P. Meshon, Sr.

         On June 16, 2000, the Company sold to Louis P. Meshon, Sr. 75,000 restricted Common Shares at the then current market price per Common Share of $10.16 for a total of $762,000 evidenced by a full recourse promissory note that matures on June 15, 2005. The note and the collateral therefor consisting of the restricted Common Shares, and Mr. Meshon's obligations under the note, will terminate on the earliest to occur of: (i) the note's full satisfaction, (ii) the note's fifth anniversary (if Mr. Meshon is still employed by the Company), or (iii) the termination of Mr. Meshon's employment following a change of control, the termination of the employment of Mr. Meshon without cause or by Mr. Meshon for good reason or Mr. Meshon's death or disability. The Company will pay to him an amount equal to any taxes payable by him, on a full gross-up basis, at the time his obligations under the note terminate.

         Louis P. Meshon, Sr. and Patricia Meshon, in the aggregate, own 99% of the voting stock (a 5% equity interest) in Drexel Realty, Inc. ("Drexel"), the management company in which Montgomery CV Realty L.P. owns 1% of the voting stock and 100% of the non-voting stock (a 95% equity interest). In 2002, Drexel did not make any payments to Mr. Meshon.

         In addition, Drexel manages the following third-party owned properties in which Louis P. Meshon, Sr. has the following partnership interests:

                                                                      Meshon Partnership
Properties                                                            Interest Percentage
----------                                                            -------------------
Renaissance Plaza                                                            20.75%

Montgomery A.C., Inc. (owns 1% general partnership                           50.00%
interest in Renaissance Plaza)

Laurel Mall (indirect ownership through MTGY                                 29.00%
Associates) (Louis P. Meshon, Sr. owns 100% of
the corporate general partner of Laurel Mall)

Lane Plaza Associates (holds a cash-flow mortgage                            25.00%
on Weis Plaza, which is a third-party managed property)
(Louis P. Meshon, Sr. is general partner of Lane Plaza Associates)

         In 2002, the owners of these properties paid Drexel $279,500 for these management services and leasing commissions.

Milton S. Schneider

         Mr. Schneider is the Chief Executive Officer of The Glenville Group, a company involved in the development, ownership and management of commercial and residential properties. The Company leases approximately 2,300 square feet of office space to The Glenville Group in accordance with a five-year lease effective June 1, 1999 and expiring on May 31, 2004. During 2002, The Glenville Group paid the Company approximately $58,100 for payment of rent, electric and other operating expenses.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board has established an Executive Compensation Committee, the function of which is to review and make recommendations to the Board regarding compensation for the executive officers of the Company. The Executive Compensation Committee consists of Messrs. Levy, Shulman and Shapiro. None of the members of the Executive Compensation Committee are or have been employees of the Company.

         To the Company's knowledge, there were no other interrelationships involving the trustees of the Company and compensation decisions requiring disclosure in this Proxy Statement.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Shares and units of limited partnership interest ("OP Units") in the Company's approximately 93.3% owned subsidiary, Kramont Operating Partnership, L.P., including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of share options) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Commission, by each person known by the Company to own beneficially more than 5% of the Common Shares, each trustee and Named Executive, and all trustees and Named Executives as a group as of March 1, 2003 (unless otherwise indicated). (Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by him or it.)

        Name and Address               Amount Beneficially     Percent of
     of Beneficial Owner(1)                  Owned              Class(2)
     ----------------------                  -----             --------
Louis P. Meshon, Sr.                         926,141(3)            3.8%

Norman M. Kranzdorf                          340,983(4)            1.5%

George S. Demuth                              30,202(5)              *

Carl E. Kraus                                 18,333(6)              *

Etta M. Strehle                               17,383(7)              *

Bernard J. Korman                             32,386(8)              *

H. Irwin Levy                                844,777(9)            3.6%

Milton S. Schneider                          110,957(10)             *

E. Donald Shapiro                             36,271(11)             *

Alan L. Shulman                               83,936(12)             *

Cohen & Steers Capital
  Management, Inc.                         2,534,800(14)          10.9%

Teachers Insurance and Annuity
  Association of America                   1,395,000(15)           6.0%

All beneficial owners of more
  than 5%, trustees and executive
  officers as a group (12 persons)         6,371,169(13)          26.0%

*        Indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address for each individual is 580 W. Germantown Pike, Suite 200, Plymouth Meeting, PA 19462-1305.

(2) Calculated based on 23,355,985 Common Shares outstanding and assuming, with respect to each of the individuals listed above, the exercise of all currently exercisable options to purchase Common Shares held by such individual.

(3) Includes (a) options to purchase 145,000 Common Shares originally granted to him under the Montgomery CV Trust Executive Stock Option Plan, (b) 673,255 OP Units held in Kramont Operating Partnership, L.P., of which 89,909 OP Units are jointly owned with Mr. Meshon's wife and 2,714 OP Units are owned by a company controlled by Mr. Meshon, and (c) 75,000 Restricted Shares sold to him at the time of the Merger. Mr. Meshon disclaims that OP Units are derivative securities of the Company.

(4) Includes (a) 14,956 Common Shares owned directly by Mr. Kranzdorf's wife, (b) 36,000 Common Shares owned by Mrs. Kranzdorf as trustee for the benefit of Michael Kranzdorf and Betty Kranzdorf, (c) 5,000 Common Shares held as Trustee for which he maintains voting and investment power, (d) options to purchase 29,000 Common Shares granted to him under the Trustee Plan, and (e) options to purchase 70,000 Common Shares granted to him pursuant to the Kramont 2000 Incentive Plan.

(5) Includes (a) options to purchase 7,500 Common Shares granted to him under the Employee Plan and (b) options to purchase 3,000 Common Shares granted to him under the Kramont 2000 Incentive Plan.

(6) Includes options to purchase 8,333 Common Shares granted to him under the Kramont 2000 Incentive Plan.

(7) Includes (a) options to purchase 10,000 Common Shares granted to her under the Drexel Realty, Inc. 1997 Stock Option Plan and (b) options to purchase 700 Common Shares granted to her under the Kramont 2000 Incentive Plan.

(8) Includes (a) options to purchase 4,500 Common Shares granted to him under Kranzco's 1995 Incentive Plan, (b) 10,000 Common Shares granted to him under the Kramont 2000 Incentive Plan and (c) 3,900 Common Shares owned by his spouse.

(9) Includes (a) 101,292 Common Shares owned by a corporation controlled by Mr. Levy, (b) 78,149 OP Units in Kramont Operating Partnership, L.P. and (c) 15,000 options granted to him under the Kramont 2000 Incentive Plan. Excludes 140,000 Common Shares owned by Mr. Levy's spouse. Mr. Levy disclaims beneficial ownership of the excluded Common Shares. Mr. Levy disclaims that OP Units are derivative securities of the Company.

(10) Includes (a) options to purchase 5,000 Common Shares granted under the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan, (b) 10,000 options granted under the Kramont 2000 Incentive Plan and (c) 20,957 OP Units in Kramont Operating Partnership, L.P. Excludes 34,013 OP Units owned by Mr. Schneider's spouse. Mr. Schneider disclaims beneficial ownership of the excluded OP Units. Mr. Schneider disclaims that OP Units are derivative securities of the Company.

(11) Includes (a) options to purchase 3,000 Common Shares granted to him under Kranzco's 1992 Trustee Share Option Plan, (b) options to purchase 7,500 Common Shares granted to him under Kranzco's 1995 Incentive Plan and (c) 5,000 options granted under the Kramont 2000 Incentive Plan.

(12) Includes (a) options to purchase 10,000 Common Shares originally granted under the CV Reit, Inc. Non-Employee 1998 Stock Option Plan,
         (b) 10,000 options granted under the Kramont 2000 Incentive Plan and
         (c) 18,256 Common Shares held as Trustee for which he maintains voting and investment power.

(13) Includes options to purchase the aggregate of 353,533 Common Shares which are exercisable within sixty (60) days of the date of this Proxy.

(14) The foregoing is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003. The address for this beneficial owner is 757 Third Avenue, New York, NY 10017.

(15) The foregoing is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. The address for this beneficial owner is 730 Third Avenue, New York, NY 10017.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Trustees, executive officers and greater than 10% beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers and greater than 10% beneficial owners were in compliance with the filing requirements with respect to transactions during 2002, except that Mr. Levy filed one report on Form 4 covering one transaction one day late.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before December 25, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

         In addition, the Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such a meeting, notice must be given to the secretary of the Company at the principal executive offices of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be delivered to the secretary of the Company not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public disclosure of the date of mailing of the notice for such meeting is first made. Assuming that the notice of the Company's 2003 annual meeting is mailed to shareholders on April 23, 2003 and that the date of mailing of the notice for the Company's 2004 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the Company's 2003 annual meeting, the Company must receive notice of a shareholder's intention to introduce a nomination or other item of business at the annual meeting no earlier than December 25, 2003 and no later than January 24, 2004. If we do not receive notice within those dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that annual meeting will use their discretion in voting the proxies if these matters are raised at the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                         FINANCIAL AND OTHER INFORMATION

         The Company's Annual Report for the fiscal year ended December 31, 2002, including financial statements, was sent to shareholders. The Annual Report is not a part of the proxy solicitation materials.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon or telephonic or telegraphic communications with shareholders or their personal representatives.

                                  OTHER MATTERS

         The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.

                              KRAMONT REALTY TRUST

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned shareholder of Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Louis P. Meshon, Sr. and Carl E. Kraus, and each of them, his or her true and lawful agents and proxies with full power of substitution to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 10, 2003 at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087, at 9:30 a.m. local time and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such meeting.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

         THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR EACH OF THE NOMINEES FOR TRUSTEE AND FOR EACH OF THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be dated and signed on reverse side.)

1. The election of the following persons as Trustees of the Company to serve a three-year term expiring 2006 or until their successors are duly elected and qualify.

         H. Irwin Levy
         [ ] FOR such nominee                  [ ] WITHHELD as to such nominee

         E. Donald Shapiro
         [ ] FOR such nominee                  [ ] WITHHELD as to such nominee

2. The ratification of the appointment of BDO Seidman LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

         [ ] FOR                       [ ] AGAINST                [ ] ABSTAIN

3. To vote and otherwise represent the undersigned on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                                    [ ] MARK HERE IF YOU PLAN TO ATTEND THE
                                        MEETING
                                    [ ] CHANGE OF ADDRESS OR COMMENTS MARK HERE

                                    Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation or other entity, please give full title under signature.
                                    DATED: _______________________________, 2003

                                    ____________________________________________
                                                     Signature

                                    ____________________________________________
                                            Signature, if held jointly
                                    Votes must be indicated (x) in blue or black
                                    ink. Sign, Date and Return the Proxy Card promptly using the enclosed envelope.